EXHIBIT 3.87
File Number 5895-587-6
State of Illinois
Office of
The Secretary of State
Whereas, ARTICLES OF INCORPORATION OF MARION HOSPITAL CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY TEE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.
Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.
In testimony whereof; I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 12TH day of JULY A.D. 1996 and of the Independence of the United States the two hundred and 21st
/s/ George M. Ryan
Secretary of State

ARTICLES OF INCORPORATIONS
OF
MARION HOSPITAL CORPORATION
The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Illinois Business Corporation Act, as amended, hereby adopts the following charter for such corporation:
ARTICLE ONE
The name of the Corporation is Marion Hospital Corporation.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The corporation is for profit.
ARTICLE FOUR
The purpose for which the Corporation is organized is to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Illinois Business Corporation Act (the “Illinois Act”).
ARTICLE FIVE
The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares common stock with a par value of $.01 per share. The Corporation proposes to issue 1,000 shares of common stock. The consideration to be received, less expenses, including commissions, paid or incurred in connection with the issuance of the shares, is anticipated to be $1,000.00.
ARTICLE SIX
The street address of its initial registered office is 700 South Second Street, Springfield, Sangamon County, 62704 and the name of its initial registered agent at such address is Illinois Corporation Service Company.
ARTICLE SEVEN
The complete address of the corporation’s principal office is 155 Franklin Road, Suite 400, Brentwood, Williamson County, Tennessee 37027.
ARTICLE EIGHT

Election of the Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.
ARTICLE NINE
The name and address of the incorporator is:
Robin J. Payton
414 Union Street, Suite 1600
Nashville, TN 37219
ARTICLE TEN
To the fullest extent permitted by Illinois law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. (iii) under Section 5/8.65 of the Illinois Act, or (iv) for any transaction from which the director derives an improper personal benefit. If the Illinois Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Illinois Act, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE ELEVEN
A. Rights to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Illinois Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as pros ided in paragraph (B) of this Article Eleven with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Eleven shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, if the Illinois Act requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article Eleven or otherwise.
B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article Eleven is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Illinois Act. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee has met the applicable standard of conduct set forth in the Illinois Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article Eleven or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article Eleven shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Illinois Act.
E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Eleven or as otherwise permitted under the Illinois Act with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE TWELVE
The Bylaws of the Corporation may be altered, amended or repealed or new Bylaws may be adopted by the board of directors.
IN WITNESS WHEREOF, I have hereunto set my hand, this 11th day of July, 1996.
/s/ Robin J. Payton
Robin J. Payton, Incorporator
414 Union Street
Suite 1600
Nashville, TN 37219

FORM BCA 5.10/5.20 (rev. Dec. 2003)
STATEMENT OF CHANGE OF
REGISTERED AGENT AND/OR
REGISTERED OFFICE
Business Corporation Act
Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-3647
www:cyberdriveillinois:com
Remit payment in the form of a
check or money order payable
to the Secretary of State.
File # 58955876 Filing Fee: $25.00 Approved:
Submit in duplicate Type or Print dearly in black ink Do not write above this
1. CORPORATE NAME: MARION HOSPITAL CORPORATION
2. STATE OR COUNTRY OF INCORPORATION: ILLINOIS
3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):
Registered Agent National Registered Agents, Inc.
Registered Office 208 South LaSalle Street, Suite 1855
Chicago, IL 60604, County of Cook
4. Name and address of the registered agent and registered office shall be (after all changes herein reported):
Registered Agent National Registered Agents, Inc.
Registered Office: 200 West Adams Street, Chicago, IL 60606, County of Cook
5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.
6. The above change was authorized by: (“X” one box only)
a. ☐ By resolution duly adopted by the board of directors. (Note 5)
b. ☑ By action of the registered agent. (Note 6)

SEE REVERSE SIDE FOR SIGNATURES(S).
C-135:17
7. (If authorized by the board of directors, sign here. See Note 5)
The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.
Dated
(lf change of registered office by registered agent, sign here. See Note 6)
The undersigned, under penalties of perjury, affirms that facts stated herein are true.
Dated April 25, 2004
By: /s/ Robert K. Rowell
Robert K. Rowell, Vice President
(Type or print name. lf the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf)
NOTES
1. The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.
2. The registered office must include a street or road address; a post office box number alone is not acceptable.
3. A corporation cannot act as its own registered agent.
4. If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of Incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.
5. Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.
6. The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

File Number 5895-587-6
To all to whom these Presents Shall Come, Greeting:
I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that
THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 07 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR MARION HOSPITAL CORPORATION.***
In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 2nd day of JULY A.D 2007
Authentication #: 0718301647
Authenticate at: http://www:cyberdriveillinois:com SECRETARY OF STATE